UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Ryder System, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ryder System, Inc.

3600 N.W. 82nd Avenue
Miami, Florida 33166

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

Time:	11:00 a.m.

Date:	Friday, May 7, 2004

Place:	Hilton Miami Airport and Towers 5101 Blue Lagoon Drive Miami, Florida 33126

Purpose:	1. To elect four directors to serve three-year terms expiring in 2007 and to elect one director to serve a two-year term expiring in 2006.
2. To ratify the appointment of KPMG LLP as auditors.
3. To consider any other business that is properly presented at the meeting.

Who May Vote:	You may vote if you were a record owner of Ryder common stock at the close of business on March 12, 2004.

By order of the Board of Directors

/s/ Vicki A. O’Meara

Vicki A. O’Meara
Executive Vice President, General Counsel and Corporate Secretary

Miami, Florida

March 26, 2004

QUESTIONS AND ANSWERS

Q:	Why am I receiving this proxy statement?

A:	You are receiving this proxy statement because you own shares of Ryder common stock that entitle you to vote at the 2004 Annual Meeting of Shareholders. The Board of Directors is soliciting proxies from shareholders who wish to vote at the meeting. By use of a proxy, you can vote even if you do not attend the meeting. The proxy statement describes the matters on which you may vote and provides information on those matters so that you can make an informed decision. This notice of annual meeting, proxy statement and proxy are being mailed to shareholders on or about March 26, 2004.

Q:	When and where is the annual meeting?

A:	We will hold the annual meeting on Friday, May 7, 2004, at 11:00 a.m. Eastern Daylight Time at Hilton Miami Airport and Towers, 5101 Blue Lagoon Drive, Miami, Florida 33126. A map with directions to the meeting can be found on the enclosed proxy card.

Q:	What am I voting on?

A:	You are voting on two proposals:

1. Election of four directors for a term of three years: David I. Fuente, Eugene A. Renna, Abbie J. Smith and Christine A. Varney.

Election of one director for a term of two years: John M. Berra.

2. Ratification of the appointment of KPMG LLP as the Company’s auditors.

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board recommends the following votes:

• FOR each of the nominees for director

• FOR ratification of the appointment of KPMG LLP as the Company’s auditors

Q:	Who can vote?

A:	Those persons named on the Company’s records as owners of Ryder common stock at the close of business on March 12, 2004 are considered shareholders of record and are entitled to one vote per share.

Q:	What shares are reflected on my proxy?

A:	Your proxy reflects all shares owned by you at the close of business on March 12, 2004. For participants in Ryder’s 401(k) Plan, shares held in your account as of that date are included.

Q:	How many shares are entitled to vote?

A:	As of March 12, 2004, the record date for the annual meeting, there were 65,454,663 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote.

Q:	How many votes are needed for the proposals to pass?

A:	The affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote, or 32,727,332 shares, is required for the election of each director and for approval of each proposal to be presented at the meeting.

Q:	What is a quorum?

A:	A quorum is the minimum number of shares required to hold a meeting. Under Ryder’s By-Laws, the holders of a majority of the total number of shares outstanding and entitled to vote at the meeting, or 32,727,332 shares, must be present in person or represented by proxy for a quorum.

Q:	Who can attend the annual meeting?

A:	Only shareholders and their guests are invited to attend the meeting. To gain admittance, you must bring a form of personal identification to the meeting, where your name will be verified against our shareholder list. If a broker or other nominee holds your shares and you plan to attend the meeting, you should bring a recent brokerage statement showing your ownership of the shares and a form of personal identification.

Q:	If I plan to attend the annual meeting, should I still vote by proxy?

A:	Yes. Casting your vote in advance does not affect your right to attend the meeting. Written ballots will be available at the annual meeting for shareholders of record. If you send in your proxy card and also attend the meeting, you do not need to vote again at the meeting unless you want to change your vote.

Beneficial shareholders who wish to vote in person must request a proxy from the nominee and bring that proxy to the meeting.

Q:	Who pays the cost of this proxy solicitation?

A:	The Company pays the cost of soliciting your proxy and reimburses brokerage firms and others for forwarding proxy material to you. We have hired D.F. King & Co., Inc., a proxy solicitation firm, to assist with the distribution of proxy materials and the solicitation of votes at an estimated cost of $18,000, plus out-of-pocket expenses. In addition to solicitation by mail, solicitations may also be made by personal interview, letter, fax and telephone.

Q:	What is Householding?

A:	The Securities and Exchange Commission (SEC) has approved a Householding rule which affects the delivery of the Company’s annual disclosure documents (such as annual reports, proxy statements and other information statements) to shareholders. Under this rule, the Company is allowed to deliver a single set of the Company’s annual report and proxy statement to multiple shareholders at a shared address or household, unless a shareholder at that shared address delivers contrary instructions to the Company through its transfer agent, Equiserve Trust Company, N.A. Each shareholder will continue to receive a separate proxy card or voting instruction card even when a single set of materials is sent to a shared address under the Householding program. The Householding program is designed to reduce the expense to the Company of sending multiple disclosure documents to the same address.

If you are a registered shareholder and you want to request a separate copy of this proxy statement or accompanying annual report, you may contact the Company’s Investor Relations Department by calling (305) 500-4053, in writing at Ryder System, Inc., Investor Relations Department, 3600 N.W. 82nd Avenue,

Miami, Florida 33166, or by e-mail to RyderforInvestors@ryder.com, and a copy will be sent to you promptly. If you wish to receive separate documents in future mailings, please contact Equiserve by calling (800) 730-4001, in writing at Equiserve, P.O. Box 43010, Providence, Rhode Island 02940-3010, or by e-mail at shareholder-equiserve@equiserve.com. The Company’s 2003 annual report and this proxy statement are also available through the Company’s website at www.ryder.com.

Two or more shareholders sharing an address can request delivery of a single copy of annual disclosure documents if they are receiving multiple copies by contacting Equiserve in the manner set forth above.

If a broker or other nominee holds your shares, please contact such holder directly to inquire about the possibility of Householding.

Q:	How do I vote?

A:	If you are a shareholder of record, you may vote on the Internet, by telephone or by signing, dating and mailing your proxy card. Detailed instructions for Internet and telephone voting are attached to your proxy card.

If your shares are held in Ryder’s 401(k) Plan, the enclosed proxy will serve as a voting instruction for the trustee of Ryder’s 401(k) Plan who will vote your shares as you instruct. To allow sufficient time for the trustee to vote, your voting instructions must be received by May 4, 2004. If the trustee does not receive your instructions by that date, the trustee will vote the shares you hold in the Ryder 401(k) Plan in the same proportion as those shares in the Ryder 401(k) Plan for which voting instructions were received.

If you are a beneficial shareholder, you must follow the voting procedures of your broker, bank or trustee included with your proxy materials.

Q:	Who tabulates the votes?

A:	Representatives of Equiserve Trust Company, N.A. will count the votes. The Board has appointed Equiserve as the independent Inspector of Election.

Q:	Is my vote confidential?

A:	Yes. The voting instructions of shareholders of record will only be available to the Inspector of Election (Equiserve) and proxy solicitor (D.F. King). Voting instructions for employee benefit plans will only be available to the plans’ trustees and the Inspector of Election. The voting instructions of beneficial shareholders will only be available to the shareholder’s bank, broker or trustee. Your voting records will not be disclosed to the Company unless required by a future legal order, requested by you or cast in a contested election.

Q:	What is a shareholder of record?

A:	You are a shareholder of record if you are registered as a shareholder with the Company’s transfer agent, Equiserve Trust Company, N.A.

Q:	What if I am a shareholder of record and I abstain or withhold authority to vote on a proposal?

A:	If you sign and return your proxy card marked “abstain” or “withhold” on any proposal, your shares will not be voted on that proposal and will not be counted as votes cast in the final tally of votes with regard to that proposal. However, your shares will be counted for purposes of determining whether a quorum is present.

_______________________________________________________________________________________________________________________________

Q:	What does discretionary authority mean for shareholders of record?

A:	If you sign and return your proxy card without making any selections, the proxy committee named on the proxy card will vote your shares “for” proposals 1 and 2. If other matters come before the meeting (such matters having been presented to the Company at least 45 days before the date of this proxy statement), the proxy committee will have the authority to vote on those matters for you at their discretion. At this time, we are not aware of any matters that will come before the meeting other than those disclosed in this proxy statement.

Q:	What is a beneficial shareholder?

A:	You are a beneficial shareholder if a brokerage firm, bank, trustee or other agent (the “nominee”) holds your shares. This is often called ownership in “street name,” since your name does not appear anywhere in the Company’s records.

Q:	What if I am a beneficial shareholder and I abstain or withhold authority to vote or don’t give the nominee voting instructions?

A:	Under the rules of the New York Stock Exchange (NYSE), if your shares are held by a nominee, you must give specific voting instructions to the nominee on how you wish to vote with regard to the election of directors, or the nominee may vote your shares at his or her discretion.

If you sign and return a proxy card marked “abstain” or “withhold” on a proposal, your shares will not be voted on the proposal and will not be counted as votes cast in the final tally of votes with regard to that proposal.

Q:	What does discretionary authority mean for beneficial shareholders?

A:	If you sign and return your proxy card without making any selections, the shares may be voted by the nominee for you on proposals 1 and 2. If other matters come before the meeting, the nominee may vote on those matters for you, subject to the NYSE’s rules on the exercise of discretionary authority.

Q:	How do I change my vote?

A:	A shareholder of record may revoke a proxy by giving written notice to the Company’s Corporate Secretary before the meeting, by delivering a later-dated proxy (either in writing, by telephone or over the Internet), or by voting in person at the meeting.

If you are a beneficial shareholder, you may change your vote by following the nominee’s procedures on revoking or changing your proxy.

Q:	When are shareholder proposals for next year’s annual meeting due?

A:	To be considered for inclusion in next year’s proxy statement, shareholder proposals must be delivered in writing to the Company at 3600 N.W. 82nd Avenue, Miami, Florida 33166, Attention: Corporate Secretary, no later than November 21, 2004.

There are additional requirements under the Company’s By-Laws and the proxy rules to present a proposal, such as continuing to own a minimum number of Ryder shares until the annual meeting and appearing in person at the meeting to explain your proposal. A copy of the By-Laws can be obtained from the Company’s Corporate Secretary. The By-Laws are also included in the Company’s filings with the SEC which are available on the SEC’s website at www.sec.gov.

ELECTION OF DIRECTORS

(Proposal 1)

Under Ryder’s By-Laws, directors are elected for three-year terms, typically with one-third of the directors standing for election in any given year. The three directors whose terms expire at the 2004 Annual Meeting are David I. Fuente, Eugene A. Renna and Christine A. Varney.

In addition, John M. Berra and Abbie J. Smith were elected to the Board of Directors during the past year and, in accordance with the Company’s By-Laws, are being nominated for election at the 2004 Annual Meeting. Since the Company’s By-Laws require that the number of directors whose terms expire in any given year remains as nearly equal in number as possible, Mr. Berra is being nominated to serve in the class of directors whose term expires at the 2006 Annual Meeting and Ms. Smith is being nominated to serve in the class of directors whose term expires at the 2007 Annual Meeting.

Joseph L. Dionne, Lynn M. Martin and Hansel E. Tookes II are currently serving a term that expires at the 2005 Annual Meeting and Daniel H. Mudd and Gregory T. Swienton are currently serving a term that expires at the 2006 Annual Meeting.

The principal occupation and certain other information about each director and director nominee appear on the following pages.

The Board of Directors recommends a vote FOR the election of the director nominees.

NOMINEE FOR DIRECTOR

FOR A TERM OF OFFICE EXPIRING AT THE 2006 ANNUAL MEETING

John M. Berra, 56, is Executive Vice President of Emerson Electric Company and President of Emerson Process Management, a global leader in providing solutions to customers in process control. Mr. Berra joined Emerson’s Rosemount division as a marketing manager in 1976 and thereafter continued assuming more prominent roles in the organization until 1997 when he was named President of Emerson’s Fisher-Rosemount division (now Emerson Process Management). Prior to joining Emerson, Mr. Berra was an instrument and electrical engineer with Monsanto Company.

Mr. Berra was elected to the Board of Directors in July 2003 and is a member of the Compensation Committee and the Finance Committee.

Mr. Berra serves as Chairman of the Fieldbus Foundation and is a past Chairman of the Measurement, Control, and Automation Association.

NOMINEES FOR DIRECTOR FOR A TERM OF OFFICE EXPIRING AT THE 2007 ANNUAL MEETING

David I. Fuente, 58, served as Chairman and Chief Executive Officer of Office Depot, Inc. from 1987, one year after the company was founded, until he retired as its Chief Executive Officer in June 2000 and as Chairman in December 2001. Before joining Office Depot, Mr. Fuente served for eight years at the Sherwin-Williams Company as President of its Paint Stores Group. Before joining Sherwin-Williams, he was Director of Marketing at Gould, Inc.

Mr. Fuente was elected to the Board of Directors in May 1998 and is the Chair of the Compensation Committee and a member of the Finance Committee.

Mr. Fuente serves on the Boards of Directors of Office Depot, Inc. and Dick’s Sporting Goods, Inc.

Eugene A. Renna, 59, retired from Exxon Mobil Corporation in January 2002 where he was an Executive Vice President and a member of its Board of Directors. He was President and Chief Operating Officer of Mobil Corporation, and a member of its Board of Directors, until the time of its merger with Exxon Corporation in 1999. As President and Chief Operating Officer of Mobil, Mr. Renna was responsible for overseeing all of its global exploration and production, marketing and refining, and chemicals and technology business activities. Mr. Renna’s career with Mobil began in 1968 and included a range of senior management roles such as: responsibility for all marketing and refining operations in the Pacific Rim, Africa and Latin America; Executive Vice President of International Marketing and Refining Division; Vice President of Planning and Economics; President of Mobil’s worldwide Marketing and Refining Division; and Executive Vice President and Director of Mobil.

Mr. Renna was elected to the Board of Directors in July 2002 and is the Chair of the Audit Committee and a member of the Finance Committee.

Mr. Renna serves on the Boards of Directors of Fortune Brands, Inc., AK Steel Corporation and the American Petroleum Institute.

Abbie J. Smith, 50, is the Boris and Irene Stern Professor of Accounting at the Graduate School of Business of the University of Chicago. She joined their faculty in 1980 upon completion of her Ph.D. at Cornell University. The primary focus of her research is corporate restructuring, transparency, and corporate governance. Professor Smith is a co-editor of the Journal of Accounting Research.

Ms. Smith was elected to the Board of Directors in July 2003 and is a member of the Audit Committee and the Finance Committee.

Ms. Smith serves on the Boards of Directors of HON Industries Inc., DFA Investment Dimensions Group Inc. and Dimensional Investment Group Inc.

Christine A. Varney, 48, is a Partner in the law firm of Hogan & Hartson LLP, which she rejoined in 1997 after five years in government service. She leads the Internet Law practice group for the firm. Ms. Varney served as a Federal Trade Commissioner from 1994 to 1997 and as a Senior White House Advisor to the President from 1993 to 1994. She also served as Chief Counsel to the President’s Campaign in 1992 and as General Counsel to the Democratic National Committee from 1989 to 1992. Prior to her government service, Ms. Varney practiced law with the firms of Pierson, Semmes & Finley (1986 to 1988) and Surrey & Morse (1984 to 1986).

Ms. Varney was elected to the Board of Directors in February 1998 and is a member of the Audit Committee and the Corporate Governance and Nominating Committee.

DIRECTORS CONTINUING IN OFFICE

Joseph L. Dionne, 70, was Chairman of the Board of The McGraw-Hill Companies from 1983 to 1999. He joined McGraw-Hill Book Company in 1967 as Vice President for Research and Development at Educational Developmental Laboratories. The following year, he was appointed General Manager of California Test Bureau and became a Vice President of McGraw-Hill Book Company in 1970. He held various positions with McGraw-Hill including Executive Vice President — Operations. In 1981, he became its President and Chief Operating Officer and held that position until 1983 when he became Chairman and Chief Executive Officer. He relinquished the title of Chief Executive Officer in April 1998. Prior to joining McGraw-Hill, Mr. Dionne’s experience included teaching, educational administration and consulting work on a number of experimental education projects.

Mr. Dionne was elected to the Board of Directors in May 1995 and is a member of the Audit Committee and the Corporate Governance and Nominating Committee.

Mr. Dionne serves on the Boards of Directors of AXA Financial, Inc., The Equitable Life Assurance Society of the United States and Harris Corporation.

Lynn M. Martin, 64, served as Secretary of Labor under President George Bush from 1991 to 1993. Ms. Martin currently serves as Chairperson of Deloitte & Touche LLP’s Council for the Advancement of Women and as an advisor to that firm. She is a regular commentator, panelist, columnist and speaker on issues relating to the changing global economic and political environment. Ms. Martin was the Davie Chair at the J.L. Kellogg Graduate School of Management and a Fellow of the Kennedy School Institute of Politics.

Ms. Martin was elected to the Board of Directors in August 1993 and is the Chair of the Corporate Governance and Nominating Committee and a member of the Compensation Committee.

Ms. Martin serves on the Boards of Directors of The Procter & Gamble Company, SBC Communications, Inc., The Dreyfus Funds, Constellation Energy and Chicago’s Lincoln Park Zoo. She is also a member of the Council on Foreign Relations.

Daniel H. Mudd, 45, is Vice Chairman and Chief Operating Officer of Fannie Mae, the nation’s largest financer of home mortgages. He is responsible for originations, credit, operations, systems, local outreach and administration. Prior to joining Fannie Mae in February 2000, Mr. Mudd was President and Chief Executive Officer of GE Capital, Japan. During his career at GE Capital, Mr. Mudd served in Business Development, International Financing and European Fleet Services. He served as President of GE Capital, Asia-Pacific from 1996 to 1999. Prior to his tenure at GE Capital, Mr. Mudd held positions in management consulting and financial services with Xerox Corporation, Ayers Whitmore and Company, and the World Bank.

Mr. Mudd was elected to the Board of Directors in July 2002 and is a member of the Audit Committee and the Corporate Governance and Nominating Committee.

Mr. Mudd serves on the Boards of Directors of Fannie Mae, Oriental and General Fund, Ltd., the Fannie Mae Foundation, the National Building Museum, Hampton University and St. Patrick’s School. He is also a member of the Council on Foreign Relations.

Gregory T. Swienton, 54, was appointed Chairman of Ryder System, Inc. in May 2002 having been named Chief Executive Officer in November 2000. Mr. Swienton joined Ryder as President and Chief Operating Officer in June 1999. Before joining Ryder, Mr. Swienton was Senior Vice President — Growth Initiatives of Burlington Northern Santa Fe Corporation (“BNSF”). Prior to that he was BNSF’s Senior Vice President — Coal and Agricultural Commodities Business Unit and previously had been Senior Vice President of its Industrial and Consumer Units. He joined the former Burlington Northern Railroad in June 1994 as Executive Vice President — Intermodal Business Unit. Prior to joining Burlington Northern, Mr. Swienton was Executive Director — Europe and Africa of DHL Worldwide Express in Brussels, Belgium from 1991 to 1994, and prior to that he was DHL’s Managing Director — Western and Eastern Europe from 1988 to 1990, also located in Brussels. For the five years prior to these assignments, Mr. Swienton was Regional Vice President of DHL Airways, Inc. in the United States. From 1971 to 1982, Mr. Swienton held various national account, sales and marketing positions with AT&T and with Illinois Bell Telephone Company.

Mr. Swienton was elected to the Board of Directors in June 1999.

Mr. Swienton serves on the Board of Directors of Harris Corporation, and is on the Board of Trustees of St. Thomas University in Miami, Florida.

Hansel E. Tookes II, 56, retired from Raytheon Company in December 2002. He joined Raytheon in September 1999 as President and Chief Operating Officer of Raytheon Aircraft Company. He was appointed Chief Executive Officer in January 2000 and Chairman in August 2000. Mr. Tookes became President of Raytheon International in May 2001. Prior to joining Raytheon in 1999, Mr. Tookes had served as President of Pratt & Whitney’s Large Military Engines Group since 1996. He joined Pratt & Whitney’s parent company, United Technologies Corporation in 1980. Mr. Tookes was a Lieutenant Commander and military pilot in the U.S. Navy and later served as a commercial pilot with United Airlines.

Mr. Tookes was elected to the Board of Directors in September 2002 and is the Chair of the Finance Committee and a member of the Compensation Committee.

Mr. Tookes serves on the Board of Directors of Corning Incorporated.

CORPORATE GOVERNANCE

The Company’s Board of Directors adopted Corporate Governance Guidelines which address governance issues and set forth the Company’s governance principles including director qualification and responsibilities, Board structure, director compensation, management succession and periodic performance evaluation of the Board. The Company has adopted Principles of Business Conduct which apply to all officers, employees and directors of the Company and cover all areas of professional conduct including conflicts of interest, confidentiality and compliance with law. The Principles of Business Conduct include a supplemental Code of Ethics applicable to the Company’s Chief Executive Officer, Chief Financial Officer, controller and senior financial management. Both the Corporate Governance Guidelines and the Principles of Business Conduct (including the supplemental Code of Ethics) are available on the Company’s website at www.ryder.com. Any changes to these documents and any waivers granted by the Company with respect to its Code of Ethics will be posted on the Company’s website.

BOARD OF DIRECTORS AND BOARD COMMITTEES

Board Independence

It is the Company’s policy that a substantial majority of the members of its Board of Directors and all of the members of the Company’s Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Finance Committee qualify as independent. The Company’s Corporate Governance Guidelines require the Board of Directors to make an annual determination regarding the independence of each of the Company’s directors and provide standards for making these determinations, which standards are consistent with applicable NYSE listing standards.

Pursuant to the Guidelines, the Company undertook a review of any transactions and relationships between each director and any member of his or her immediate family and the Company or members of the Company’s senior management. Based on this review, the Board has determined that each of the following directors (which together constitute all of the members of the Board, other than Mr. Swienton, the Company’s Chief Executive Officer) is independent: John M. Berra, Joseph L. Dionne, David I. Fuente, Lynn M. Martin, Daniel H. Mudd, Eugene A. Renna, Abbie J. Smith, Hansel E. Tookes II and Christine A. Varney.

Communications with Independent Directors

Shareholders and other interested parties can communicate with the Company’s independent directors as a group through the Company’s website at www.ryder.com or by mailing their communication to Independent Directors, c/o Corporate Secretary, Ryder System, Inc., 3600 N.W. 82nd Avenue, Miami, Florida 33166. Any communications received from interested parties in the manner described above will be collected and organized by the Company’s Corporate Secretary and will be periodically, but in any event prior to each regularly-scheduled Board meeting, reported and/or delivered to the Company’s independent directors. The procedures for communicating with the Company’s independent directors as a group are available on the Company’s website at www.ryder.com

Meetings and Responsibilities

The Board of Directors held ten meetings in 2003. Each of the directors attended 75% or more of the aggregate number of meetings of the Board and Committees on which the director served in 2003. The Company’s independent directors meet in executive session without management present as part of each regularly scheduled meeting of the Board of Directors. The Chair of the Company’s Corporate Governance and Nominating Committee presides over these executive Board sessions.

The Company expects each of its directors to attend the Company’s annual meeting of shareholders. Because the Board of Directors holds one of its regular meetings in conjunction with the Company’s annual meeting of shareholders, unless one or more members of the Board are unable to attend, all of the members of the Board are present for the annual meeting. All of the members of the Board at the time of the Company’s 2003 annual meeting of shareholders attended the annual meeting.

The Board has four standing committees — Audit, Compensation, Finance and Corporate Governance and Nominating (formerly called the Committee on Directors and Public Responsibility). The following table provides current Committee membership and 2003 meeting information and briefly describes the functions performed by each Committee. Edward T. Foote II retired from the Board of Directors in December 2003. He served on both the Compensation Committee and the Corporate Governance and Nominating Committee during 2003.

Meetings
held in
Members	Primary Functions	2003

AUDIT Eugene A. Renna (Chair) Joseph L. Dionne Daniel H. Mudd Abbie J. Smith Christine A. Varney	• Appoint, oversee and determine the compensation of independent auditors.
• Review and approve the scope of the annual audit and audit fees.
• Review audit results, financial disclosure and earnings guidance.
• Monitor independence of auditors.
• Review scope and results of internal audit procedures.
• Oversee investigations into complaints concerning financial matters.
• Approve the engagement of independent auditors for non-audit services.
• Review other risks that have a significant impact on financial
	statements.	Thirteen

COMPENSATION David I. Fuente (Chair) John M. Berra Lynn M. Martin Hansel E. Tookes II	• Approve objectives relevant to compensation of the Company’s
   Chief Executive Officer (CEO), evaluate the CEO’s performance in light of those objectives and recommend to the independent directors, the CEO’s compensation.
• Approve compensation of senior management (other than CEO).
• Approve changes to benefit and compensation plans and recommend new benefit and compensation plans.
• Approve changes to stock-
   related plans and recommend new stock-related plans.
• Approve stock grants and incentive plan payouts to executives (other than any executive who sits on the Board of Directors).
• Review and recommend compensation for non- management
   directors.
	• Approve and recommend the appointment of new officers.	Six

FINANCE Hansel E. Tookes II (Chair) John M. Berra David I. Fuente Eugene A. Renna Abbie J. Smith	• Review overall financial goals, position, arrangements and requirements.
• Review, approve and/or recommend capital expenditures.
• Review, approve and/or recommend issuances of debt or equity securities.
• Review and recommend dividend policy.
• Review, approve and/or recommend pension contributions.
• Appoint Investment Committee members.
• Review relationships with rating agencies, banks and analysts.
• Review and assess risk management policies and procedures.
	• Review tax planning strategy.	Five

		Meetings
		held in
Members	Primary Functions	2003

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE Lynn M. Martin (Chair) Joseph L. Dionne Daniel H. Mudd Christine A. Varney	• Recommend criteria for Board membership.
• Consider and recommend nominees
   for director (including nominees recommended by shareholders that are submitted in writing to the Company’s Corporate Secretary in accordance with the Company’s By-Laws).
• Review and recommend size, structure, composition and functions of
   Board committees.
• Review and recommend committee charters.
• Oversee evaluation of the Board.
• Develop and recommend corporate governance guidelines.
• Identify and analyze trends in public policy, public affairs and corporate responsibility.
• Review Company’s Principles of Business Conduct and evaluate
	waiver requests.	Five

Audit Committee Independence and Expertise

In addition to the independence standards applicable to all Board members, rules issued by the SEC pursuant to the Sarbanes-Oxley Act of 2002 require that all members of the Company’s Audit Committee meet additional independence standards. The Board undertook a review of the independence of Audit Committee members and based on this review, the Board determined that each of the members of the Audit Committee meets the enhanced independence standards for audit committee members required by the SEC.

The Board has also determined that at least one member of the Audit Committee, Joseph L. Dionne, qualifies as an “audit committee financial expert” under SEC rules.

Committee Charters

The Company has adopted written charters for the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee that comply with the NYSE listing standards and applicable provisions of the Sarbanes-Oxley Act and SEC rules. The charters set forth each committee’s responsibilities and provide for a periodic review of the charter and an annual evaluation of the committee’s performance. Pursuant to the charters, each committee has the authority to obtain the advice and assistance of, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as the committee deems necessary to fulfill its obligations. The charters are available on the Company’s website at www.ryder.com. In addition, the Audit Committee Charter is attached as Appendix A to this proxy statement.

Nomination of Directors

The Corporate Governance and Nominating Committee is responsible for identifying qualified individuals to serve as directors, reviewing the qualifications of director candidates, including those recommended by the Company’s shareholders pursuant to its By-Laws, and recommending to the Board the nominees to be proposed by the Board for election as directors at the Company’s annual meeting of shareholders.

In identifying individuals to nominate for election to the Company’s Board, the Committee seeks candidates that:

•	have a high level of personal integrity and exercise sound business judgment;

•	are highly accomplished in his or her field, with superior credentials and recognition and have a reputation, both personal and professional, consistent with the image and reputation of the Company;

•	have relevant expertise and experience, and are able to offer advice and guidance to the Company’s senior management;

•	have an understanding of, and concern for, the interests of the Company’s shareholders; and

•	have sufficient time to devote to fulfilling his or her obligations as a director.

The Committee will seek to identify individuals that would qualify as independent under the applicable NYSE listing standards and in addition, be independent of any particular constituency. The Committee may, based on the composition of the Board, seek individuals that have specialized skills or expertise, experience as a leader of another public company or major complex organization, or relevant industry experience. In addition, the Committee will attempt to select candidates that will assist in making the Board a diverse body in terms of age, gender, ethnic background and professional experience.

Generally, the Committee identifies individuals for service on the Company’s Board through experienced director search firms that are paid to use their extensive resources and networks to find qualified individuals that meet the minimum qualifications established by the Board. These search firms create a comprehensive record of a candidate’s background, business and professional experience and other information that would be relevant to the Committee in determining a candidate’s capabilities and suitability. The Committee will also consider qualified candidates that are proposed by other members of the Board, the Company’s senior management and, to the extent submitted in accordance with the procedures described below, the Company’s shareholders. The Committee will not consider a director candidate unless it has received a document evidencing the candidate’s willingness to serve on the Board if elected and sufficient information relating to the candidate to determine whether he or she meets the minimum qualifications established by the Board.

If a shareholder would like to recommend a director candidate to the Committee, they should deliver to the Committee the same information and statement of willingness to serve described above. In addition, the recommending shareholder must deliver to the Committee a representation that the shareholder owns shares in the Company and intends to continue holding those shares until the relevant annual meeting of shareholders as well as a representation regarding the shareholder’s direct and indirect relationship to the suggested candidate. This information should be delivered to the Company at 3600 N.W. 82nd Avenue, Miami, Florida 33166, Attention: Corporate Secretary, for delivery to the Committee on or before the date on which shareholder proposals are required to be delivered to the Company in order to be included in the proxy statement for the next annual meeting of the Company’s shareholders. Any candidates properly recommended by a shareholder will be considered and evaluated in the same way as any other candidate submitted to the Committee.

Upon receipt of this information, the Committee will evaluate and discuss the candidate’s qualifications, skills and characteristics in light of the current composition of the Board. The Committee may request additional information from the recommending party or the candidate in order to complete its initial evaluation. If the Committee determines that the individual would be a suitable candidate to serve as a director of the Company, the candidate will be asked to meet with members of the Committee, members of the Board and/or members of senior management, including in each case, the Company’s CEO, to discuss the candidate’s qualifications and ability to serve on the Board. Based on the Committee’s discussions and the results of these meetings, the Committee will recommend a nominee or nominees for election to the Board either by the Company’s shareholders at its annual meeting of shareholders or by the Board to fill vacancies on the Board between annual meetings. The Board will, after consideration of the Committee’s recommendations, nominate a slate of directors for election by the Company’s shareholders, or with regards to filling vacancies, elect a nominee to the Board.

Communications with the Audit Committee

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing matters. These procedures are available on the Company’s website at www.ryder.com.

DIRECTOR COMPENSATION

Annual Payments. Non-employee directors receive:

•	An annual retainer of either $21,500 in cash or $11,500 in cash and $15,000 worth of Ryder common stock (which cannot be sold until six months after the date on which the person ceases to be a director of the Company).

•	Meeting fees of $35,000 per year. If the Board or any Committee meets more than eight times in one year, a director receives $1,000 for each additional Board meeting or Committee meeting attended.

•	The chair of each Committee receives an additional fee of $5,000 per year.

•	5,000 stock options per year.

•	500 restricted stock units per year (with an initial grant of 1,000 restricted stock units when the person is first elected as a director by the shareholders).

•	Reimbursement of travel expenses for attending Board meetings.

As a Company executive, Mr. Swienton does not receive any additional compensation for his service as a director.

Directors’ Charitable Award Program. Under this program, each director may designate up to two charitable organizations to which the Company will contribute $500,000, in ten annual installments in the director’s name following the director’s death. The program may be funded with the proceeds of insurance policies and the directors obtain no financial benefits from the program. Most of the Company’s current directors participate in the program.

Deferred Compensation. Directors may elect to defer receipt of their cash retainer and fees, which deferred amounts are part of the general assets of the Company and are credited with earnings based on several investment options selected by the director. The compensation may be deferred until the later to occur of a fixed date, retirement, disability or removal, and is payable in a lump sum or in installments. Upon a change of control of the Company, however, all deferred amounts will be paid immediately in a lump sum.

Other Benefits. The Company provides all non-employee directors who joined the Board of Directors prior to May 3, 2002 with $100,000 accidental death and dismemberment coverage under its travel accident policy, $100,000 of group term life insurance and coverage under the Company’s medical plan.

CERTAIN RELATIONSHIPS

In the ordinary course of business, the Company engages in transactions with organizations with which certain of our directors are affiliated. All such transactions are conducted on an arm’s length basis and are not material to either the Company or the other organization.

SELECTION OF AUDITORS

(Proposal 2)

Upon the recommendation of the Audit Committee, the Board of Directors has appointed KPMG LLP as the Company’s independent auditors for 2004, subject to shareholder approval.

Representatives of KPMG LLP will be present at the 2004 Annual Meeting to respond to questions and to make a statement if they desire to do so.

Fees and Services of KPMG LLP

The following fees were paid to KPMG LLP for services rendered in fiscal years 2003 and 2002 ($ in millions):

	2003	2002

Audit Fees	$2.7	$2.9
Audit-Related Fees	0.4	0.2
Tax Fees	1.1	0.6
All Other Fees	0.2	0.6

Total Fees	$4.4	$4.3

Audit Fees primarily represent amounts paid for the audit of the Company’s consolidated financial statements, a limited review of financial statements included in the Company’s Form 10-Q (or other periodic reports or documents filed with the SEC), statutory or financial audits for subsidiaries or affiliates of the Company, and consultations relating to financial accounting or reporting standards.

Audit-Related Fees represent amounts paid for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. These services include audits of employee benefit plans, acquisition/divestiture due diligence, internal control reviews, and consultations relating to the accounting or disclosure treatment of proposed transactions.

Tax Fees represent amounts paid for U.S. and international tax compliance services (including review of the Company’s federal, state, local and international tax returns), tax advice and tax planning.

All Other Fees represent amounts paid for all other services rendered to the Company that do not constitute Audit Fees, Audit-Related Fees or Tax Fees. These services principally relate to risk advisory services.

Approval Policy

All services rendered by KPMG are pre-approved by the Audit Committee in accordance with the Company’s Approval Policy for Independent Auditor Services and are monitored both as to spending level and work content by the Audit Committee to maintain the appropriate objectivity and independence of KPMG’s core service, which is the audit of the Company’s consolidated financial statements. Under the policy, the terms and fees of annual audit services, and any changes thereto, must be approved by the Audit Committee. The policy also sets forth detailed pre-approved categories of other audit, audit-related, tax and other non-audit services that may be performed by the Company’s independent auditors during the fiscal year, subject to the dollar limitations set by the Committee. The Audit Committee may, in accordance with the policy, delegate to any member of the Audit Committee the authority to approve audit and non-audit services to be performed by the independent auditors. Any Audit Committee member who exercises this delegated authority must report any approval decisions to the Audit Committee at its next scheduled meeting. The foregoing pre-approval requirements are subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 which are approved by the Audit Committee prior to completion of the audit.

All of the services described above were approved by the Audit Committee in accordance with its Approval Policy.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as auditors.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that Ryder System, Inc. specifically incorporates it by reference into a filing.

The Audit Committee is comprised of five outside directors, all of whom are independent under the rules of the New York Stock Exchange. The members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditor. The Audit Committee serves as a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent auditors, KPMG LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those statements with accounting principles generally accepted in the United States of America.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2003 with management and with the Company’s independent auditors. The committee has also discussed with KPMG LLP those matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures from and discussed with the independent auditors those items required by Independence Standards Board Standard No. 1. The Audit Committee discussed with KPMG LLP their independence, including the non-audit services listed in their written disclosures and presented in Proposal 2 of this proxy.

The Audit Committee discusses with the internal auditors and the independent auditors the overall scope and plans for their respective audits. The committee meets periodically with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of internal controls and the overall quality of financial reporting. The Audit Committee held thirteen meetings during the calendar year 2003.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors.

Eugene A. Renna (Chairman)

Joseph L. Dionne
Daniel H. Mudd
Abbie J. Smith
Christine A. Varney

SECURITIES OWNERSHIP OF OFFICERS AND DIRECTORS

The following table shows the number of shares of common stock beneficially owned as of January 15, 2004, by each director and executive officer named in the Summary Compensation Table herein, individually, and all directors and executive officers as a group:

	Amount and Nature
	of Beneficial	Percent of
Name of Beneficial Owner	Ownership[1]	Class[2]

Gregory T. Swienton[3,4,5]	727,815	1.123%
John M. Berra	0	*
Joseph L. Dionne[6,7]	22,089	*
David I. Fuente[6,7,8]	16,459	*
Tracy A. Leinbach[3,4,5]	153,213	*
Challis M. Lowe[4,5]	83,573	*
Lynn M. Martin[6,7]	17,758	*
Daniel H. Mudd[6]	2,052	*
Vicki A. O’Meara[4,5]	175,322	*
Eugene A. Renna[3,6]	2,515	*
Abbie J. Smith	0	*
Anthony G. Tegnelia[4,5]	153,678	*
Hansel E. Tookes II6	2,752	*
Christine A. Varney[6,7,8]	15,821	*
Directors and Executive Officers as a Group (19 persons) [3,4,5,6,7,8]	1,621,418	2.501%

*	Represents less than 1% of the Company’s outstanding common stock.

[1]	Unless otherwise noted, all shares included in this table are owned directly, with sole voting and dispositive power. Listing shares in this table shall not be construed as an admission that such shares are beneficially owned for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
[2]	Percent of class has been computed in accordance with Rule 13d-3(d)(1) of the Exchange Act.
[3]	Includes shares held through a trust, jointly with their spouses or other family members or held solely by their spouses, as follows: Mr. Swienton, 14,500 shares; Ms. Leinbach, 500 shares; Mr. Renna, 1,500 shares, and all directors and executive officers as a group, 25,127 shares.
[4]	Includes shares held in the accounts of executive officers pursuant to the Company’s 401(k) Plan, Long Term Incentive Plan and Deferred Compensation Plan as follows: Mr. Swienton, 1,647 shares; Ms. Leinbach, 4,312 shares; Ms. Lowe, 4,617 shares; Ms. O’Meara, 9,652 shares and Mr. Tegnelia, 9,884 shares; all directors and executive officers as a group, 41,730 shares.
[5]	Includes options to purchase shares which were exercisable on January 15, 2004 or that became exercisable by March 15, 2004 and shares of restricted stock that vested between January 15, 2004 and March 15, 2004 as follows: Mr. Swienton, 696,668 shares; Ms. Leinbach, 142,924 shares; Ms. Lowe, 77,167 shares; Ms. O’Meara, 165,670 shares; Mr. Tegnelia, 138,567 shares; and all directors and executive officers as a group, 1,485,442 shares.
[6]	Includes shares held in the account of each of the following directors pursuant to the Directors Stock Plan and the Directors Stock Award Plan as follows: Mr. Dionne, 11,255 shares; Mr. Fuente 5,720 shares; Ms. Martin, 6,924 shares; Mr. Mudd 1,752 shares; Mr. Renna, 1,015 shares; Mr. Tookes, 1,752 shares and Ms. Varney, 5,840 shares.
[7]	Includes vested options to purchase shares which were exercisable on January 15, 2004 or that became exercisable by March 15, 2004 as follows: Mr. Dionne, 10,334 shares; Mr. Fuente, 9,334 shares; Ms. Martin, 10,334 shares and Ms. Varney, 9,531 shares.
[8]	Includes shares held in the accounts of directors pursuant to the Deferred Compensation Plan as follows: Mr. Fuente, 1,405 shares and Ms. Varney, 350 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports with the SEC and the NYSE relating to their common stock ownership and changes in such ownership. To the Company’s knowledge, based solely on its records and certain written representations, during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to directors and executive officers were complied with on a timely basis.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows the number of shares of common stock held by all persons who are known by the Company to beneficially own or exercise voting or dispositive control of more than five percent of the Company’s outstanding common stock.

	Number of Shares
	Beneficially
Name and Address	Owned	Percent of Class

Barclays Global Investors, NA	10,261,392 [1]	15.68%
45 Fremont Street
San Francisco, CA 94105

T. Rowe Price Associates, Inc.	4,385,900 [2]	6.7%
100 East Pratt Street
Baltimore, MD 21202

[1]	Based upon the most recent filing by Barclays Global Investors, NA with the SEC on Form 13G dated March 10, 2004. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power 9,580,893; shared voting power 0; sole dispositive power 9,580,893; and shared dispositive power 0.
[2]	Based upon the most recent filing by T. Rowe Price Associates, Inc. with the SEC on Form 13G dated February 13, 2004. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power 669,842; shared voting power 0; sole dispositive power 4,385,900; and shared dispositive power 0. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Company’s Board of Directors consists of four independent directors. None of the directors on the Compensation Committee is an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves on the compensation committee or board of directors of another company that has an executive officer on the Company’s Compensation Committee or Board of Directors. The Compensation Committee administers all of the Company’s executive compensation policies and programs and regularly reports to the Board of Directors.

The Company’s goal is to attract, retain, motivate and reward executive management through competitive compensation policies that align executive management interests with shareholder interests.

Evaluation of Executive Performance

The Committee believes that variable, at-risk and goal-oriented compensation, both annual and long-term, should comprise a significant portion of executive compensation. In 2003, a substantial portion of executive compensation, including that of Mr. Swienton, was at risk.

The Committee retains an independent compensation consultant to evaluate the effectiveness of the Company’s executive compensation programs while ensuring that such programs are externally competitive. The Committee evaluates each element of the executive compensation program based upon the compensation practices and financial performance of a comparable group of similar companies. Management and the Committee’s independent compensation consultants analyze compensation survey data on behalf of the Company to provide comparisons to the Committee. The Committee considers the compensation survey analysis when establishing total compensation for the Company’s executive officers.

Stock Ownership Guidelines

To demonstrate the importance of linking executive management and shareholder interests, the Company maintains formal stock ownership guidelines for all executive officers of the Company. The Chief Executive Officer of the Company must own a minimum amount of two times his annual base salary in Company stock, and executive officers of the Company must own a minimum amount equal to their base salary in Company stock. Each executive officer must meet the Company stock ownership requirement over a five-year period beginning on the officer’s date of hire or promotion. Executive officers that do not meet the ownership guidelines may not exercise vested stock options for cash until such guidelines are satisfied. The Committee periodically reviews compliance with the stock ownership requirements by the executive officers, all of whom are currently in compliance.

Components of Executive Compensation

In 2003 the Company’s executive compensation program consisted of three components: (1) base salary; (2) annual cash incentive awards; and (3) long-term incentive awards comprised of stock options and cash-based awards for certain executive officers. Executive officers also receive employee benefits generally available to all employees of the Company and certain other executive perquisites that the Committee believes are consistent with competitive practices. The Committee considers each element of the total executive compensation and benefits package in evaluating the executive compensation program and making individual compensation decisions. Based upon its evaluation of the executive compensation program, the Committee believes that the program is both attractive for executive management and competitive with those of comparable companies.

Base Salary

The Committee sets executive officer base salaries considering the responsibilities and importance of those positions to the operations of the Company. When reviewing individual executive salary levels, the Committee considers four factors: (1) Company performance; (2) the executive officer’s individual performance; (3) the executive officer’s current salary; and (4) comparative data provided by the Company’s outside compensation consultants. In order to assist in the evaluation of these factors, the Company established a common annual merit increase date for executives which has enabled the Committee to compare Company performance more accurately to individual executive performance.

In 2003, the base salaries for the executive officers were set in accordance with the responsibilities and importance of the officer’s position and based upon Mr. Swienton’s recommendations. One executive officer received an equity-based salary increase in 2003. All other executive officers, including Mr. Swienton, received merit-based salary increases equal to the percentage increase given to all of the Company’s exempt employees.

Annual Incentive Awards

Since 1997, the Company’s annual management incentive plan has been based on the principles of Economic Value Added, also known as EVA. EVA is a formula that determines whether a business is earning more than its cost of capital. In 2003, the Company introduced revenue growth as an additional performance measure under the plan. Under the annual incentive plan, executive compensation reflects the Company’s performance for both business strategy implementation and shareholder return.

Under the 2003 annual incentive plan, EVA and revenue growth were the measures used to evaluate the Chief Executive Officer and all other executive officers of the Company. Based upon Company performance in 2003, pursuant to the terms of the plan, Management recommended and the Committee approved executive compensation awards.

Long-Term Incentive Awards

The Company has established programs that it uses to provide long-term incentives to its executive officers, such as Company stock options and a cash-based long-term incentive plan.

Under the Company’s 1995 Stock Incentive Plan, the Committee may award annual stock options to executive officers and discretionary awards to newly hired executives. Each individual stock option award reflects the executive officer’s responsibilities and position within the Company, current individual performance, potential for promotion and the officer’s impact on Company performance, while considering awards for comparable positions at peer companies. The existing value or amount of an executive’s existing stock options does not influence the size of the stock option award given to that executive. Company stock option grants reflect awards for comparable positions at peer companies. In 2003, the Committee awarded stock options to certain executive officers of the Company.

In 2002, the Company introduced a long-term incentive plan, also known as LTIP, which provides the cash-based component of long-term compensation for certain executive officers. The LTIP rewards eligible executive officers with additional compensation contingent upon attaining critical business objectives during a three-year period. The Committee establishes a three-year cycle for eligible executives with performance measurements and goals for the executives for each year of the plan cycle. The Company funds this component annually by depositing earned amounts into a trust account for the benefit of each LTIP participant. The amounts earned under the LTIP vest upon the six and eighteen month anniversaries of the end of the plan’s three-year cycle. During 2003, the Committee established target EVA goals for each year of the three-year plan cycle commencing in 2003.

Deductibility of Executive Compensation

The Committee has reviewed all components of the Company’s executive compensation program based upon the requirements of Section 162(m) of the Internal Revenue Code relating to the deductibility of executive compensation in excess of $1 million. The Committee believes that preserving its flexibility in awarding compensation is in the best interest of the Company and its shareholders and it will continue to consider the deductibility of its executive compensation under the requirements of Section 162(m).

Submitted by the Compensation Committee of the Board of Directors.

David I. Fuente (Chairman)

John M. Berra
Lynn M. Martin
Hansel E. Tookes II

EXECUTIVE COMPENSATION

The following table sets forth for 2003, 2002 and 2001, the compensation for the Company’s Chief Executive Officer and for each of the four most highly compensated executive officers of the Company, other than the Chief Executive Officer, serving as executive officers at the end of 2003 (collectively, the “named executive officers”).

Summary Compensation Table

						Long Term Compensation

			Annual Compensation			Awards		Payouts

					Other Annual	Restricted	Securities Underlying	LTIP	All Other
			Salary	Bonus	Compensation	Stock	Options/Limited	Payouts	Compensation
Name and Principal Position		Year	($)	($)	($)[1]	Award($)[2]	SARs(#)	($)[3]	($)[4]

Gregory T. Swienton	Chairman, President and	2003	633,750	616,314	2,697	221,000	100,000	798,855	11,431
	Chief Executive Officer	2002	625,000	734,878	2,982	0	100,000	193,150	61,340
		2001	621,875	357,937	3,556	0	0	0	112,464

Tracy A. Leinbach	Executive Vice President	2003	429,722	313,685	1,798	324,550	35,000	233,398	6,646
	and Chief Financial Officer	2002	340,000	353,054	1,988	0	25,000	49,790	24,550
		2001	281,667	157,598	2,037	0	10,000	0	28,722

Challis M. Lowe	Executive Vice President —	2003	368,667	268,891	1,798	33,150	20,000	247,458	13,997
	Human Resources, Public	2002	364,000	377,641	1,988	0	25,000	62,495	80,524
	Affairs and Corporate	2001	362,250	156,177	2,037	0	35,000	0	72,394
	Communications

Vicki A. O’Meara	Executive Vice President —	2003	404,667	295,147	1,798	33,150	20,000	271,809	6,273
	General Counsel and	2002	400,000	414,990	1,988	0	25,000	68,675	5,904
	Corporate Secretary	2001	398,125	164,216	2,037	0	35,000	0	32,150

Anthony G. Tegnelia	Executive Vice President —	2003	303,500	276,360	1,798	33,150	20,000	80,675	9,944
	U.S. Supply Chain	2002	295,000	289,928	1,988	0	10,000	0	53,634
	Solutions	2001	295,000	97,021	2,037	0	0	0	53,478

[1]	This column represents amounts reimbursed for the payment of income taxes on certain perquisites provided to the named executive officers. Other perquisites and personal benefits furnished to the named executive officers do not meet the disclosure thresholds established under SEC regulations and are not included in this column.
[2]	The amounts in this column represent the dollar value of the Company’s common stock on the date of grant of the restricted stock. Dividends are paid on all shares of restricted stock. As of December 31, 2003 (based on the market price of $34.15 for the common stock on that date), the aggregate number and dollar value of shares of restricted stock held by the named executive officers was: Mr. Swienton, 25,000 shares ($853,750); Ms. Leinbach, 17,500 shares ($597,625); Ms. Lowe, 9,000 shares ($307,350); Ms. O’Meara, 8,167 shares ($278,903); and Mr. Tegnelia, 4,800 shares ($163,920).

On February 13, 2003, Mr. Swienton received a grant of 10,000 shares of restricted stock which vests in 33 1/3% annual installments; Ms. Leinbach received a grant of 1,500 shares of restricted stock which vests in 33 1/3% annual installments; Ms. Lowe received a grant of 1,500 shares of restricted stock which vests in 33 1/3% annual installments; Ms. O’Meara received a grant of 1,500 shares of restricted stock which vests in 33 1/3% annual installments; and Mr. Tegnelia received a grant of 1,500 shares of restricted stock which vests in 33 1/3% annual installments. On September 30, 2003, Ms. Leinbach received a grant of 10,000 shares of restricted stock which vests in one annual installment on the third anniversary of the date of grant.

[3]	Represents amounts earned under the Company’s Long-Term Incentive Plan during 2003 for both the 2003 and 2002 LTIP cycles, which amounts vest and become payable if the named executive officer is employed by the Company on June 30, 2006 (50%) and June 30, 2007 (balance) for the 2003 LTIP cycle and June 30, 2005 (50%) and June 30, 2006 (balance) for the 2002 LTIP cycle.
[4]	All Other Compensation includes the following payments or accruals for each named executive officer:

					Premiums Paid
		Contributions	Contributions	Dollar Value of Premium	Under the
		to the	to the Deferred	for Compensatory	Supplemental
		401(k)	Compensation	Split Dollar Insurance	Long-Term Disability	Relocation
		Plan($)	Plan($)	Payments($)	Insurance Plan($)	Expenses($)

Gregory T. Swienton	2003	4,000	0	0	7,431	0
	2002	4,000	0	0	6,806	50,534
	2001	3,400	0	103,000	6,064	0

Tracy A. Leinbach	2003	4,000	0	0	2,646	0
	2002	4,000	857	17,520	2,173	0
	2001	3,400	5,733	17,520	2,069	0

Challis M. Lowe	2003	4,000	0	0	9,997	0
	2002	4,000	0	64,847	5,670	6,007
	2001	1,877	0	64,847	5,670	0

Vicki A. O’Meara	2003	0	0	0	6,273	0
	2002	0	0	0	5,904	0
	2001	0	0	26,844	5,306	0

Anthony G. Tegnelia	2003	4,000	0	0	5,944	0
	2002	4,000	0	43,690	5,944	0
	2001	3,400	444	43,690	5,944	0

Severance Agreements

The Company has entered into a severance agreement with each named executive officer which provides that if the Company terminates the employment of the executive for reasons other than death, disability or cause, the Company will provide the executive with a severance payment, based on a multiple of the executive’s then-current base salary and tenure-related bonus, and certain other benefits and perquisites. The severance payment to which each named executive officer is entitled under such officer’s severance agreement is as follows: Mr. Swienton — three times salary and three times bonus; Ms. Leinbach — three times salary and two times bonus; Ms. Lowe — two times salary and two times bonus; Ms. O’Meara — two times salary and two times bonus and Mr. Tegnelia — two times salary and two times bonus.

The Company has also entered into a change of control severance agreement with each named executive officer which provides that if the Company terminates the employment of the executive for reasons other than death, disability or cause or if the executive terminates his or her employment for good reason (as defined in the agreement), in each case within three years of a change of control of the Company (as defined in the agreement), the Company will provide the executive with severance benefits including those under the above-described severance agreements and some additional severance benefits.

OPTION GRANTS IN 2003

The following table provides information regarding the grant of stock options to the named executive officers in 2003 and the potential value of such stock options assuming annual compound appreciation of the underlying share price at rates of 0%, 5% and 10% from the date the stock options were granted over the full option term of seven years. The 5% and 10% appreciation rates are required to be disclosed by SEC rules and are not intended to forecast possible future appreciation, if any, in the Company’s stock price.

Individual Grants

		% of Total			Potential Realizable Value at
	Number of	Options/Limited			Assumed Annual Rates of
	Securities	SARs Granted			Stock Price Appreciation for
	Underlying	to Employees in	Exercise		Option/Limited SAR Term[4]
	Options/Limited	Fiscal Year	Price
Name	SARs Granted(#)[1]	2003	Per Share[2]	Expiration Date[3]	0%	5%	10%

Gregory T. Swienton	100,000	6.1%	$22.10	February 13, 2010	0	$899,692	$2,096,665
Tracy A. Leinbach	20,000	1.2%	$22.10	February 13, 2010	0	179,938	419,333
	15,000	0.9%	$29.14	September 30, 2010	0	177,944	414,684
Challis M. Lowe	20,000	1.2%	$22.10	February 13, 2010	0	179,938	419,333
Vicki A. O’Meara	20,000	1.2%	$22.10	February 13, 2010	0	179,938	419,333
Anthony G. Tegnelia	20,000	1.2%	$22.10	February 13, 2010	0	179,938	419,333

[1]	Stock options and Limited SAR grants generally vest in annual installments over three years commencing with the first anniversary of the date of the grant. Each named executive officer who received a grant of stock options received Limited SARs equal to the number of shares subject to such stock option. The numbers given reflect an option with a tandem Limited SAR as a single unit. Grants to each of the named executives were made under the 1995 Stock Incentive Plan.
[2]	Represents fair market value as of the date of the grant.
[3]	Seven (7) years from grant date of February 13, 2003 and September 30, 2003.
[4]	If the 5% or 10% annual compound appreciation shown in the table were to occur:

	5%	10%

The price of the Company’s common stock on February 13, 2010 would be	$31.10	$43.07
The price of the Company’s common stock on September 30, 2010 would be	$41.00	$56.79
Appreciation in value of Company’s common stock from the date of the February 13, 2003 grant would be	$580,188,710	$1,352,086,414
Appreciation in value of Company’s common stock from the date of the September 30, 2003 grant would be	$765,009,005	$1,782,796,294

The appreciation during this period realized by the five named executive officers from these stock options would be 0.28% and 0.02% of the gain to all shareholders for the options granted on February 13, 2003 and September 30, 2003, respectively. The use of the 5% and 10% rates as required by the SEC is not intended by the Company to forecast possible future appreciation of the Company’s common stock.

AGGREGATED OPTION EXERCISES IN 2003 AND YEAR-END OPTION VALUES

The following table provides information, with respect to the named executive officers, regarding the exercise of options during 2003:

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at Fiscal		In-the-Money Options at
		Value	Year-End 2003(#)		Fiscal Year-End 2003($)[1]
	Shares Acquired	Realized
Name	On Exercise(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Gregory T. Swienton	40,000	464,000	626,667	333,333	7,773,926	3,832,999
Tracy A. Leinbach	4,000	30,120	124,091	54,999	1,352,223	481,891
Challis M. Lowe	23,333	252,580	50,000	81,667	606,371	962,992
Vicki A. O’Meara	19,903	208,483	138,503	81,667	675,763	962,992
Anthony G. Tegnelia	0	0	128,067	26,666	996,573	288,995

[1]	Amounts reflecting gains on outstanding stock options based on a fair market value of $34.12 for the common stock, as determined by using the average of the high and low price on December 31, 2003. As no change in control of the Company has occurred the tandem Limited SARs had no calculable value on such date.

LONG TERM INCENTIVE PLAN AWARDS IN 2003

			Estimated Future Payouts Under
	Number of		Non-Stock Price-Based Plans[2]
	Shares Units or
	Other Rights	Performance Period	Threshold	Target	Maximum
Name	(#)	Until Maturation[1]	($)	($)	($)

Gregory T. Swienton	NA	1/1/03 – 12/31/05	475,347	950,693	1,901,386
Tracy A. Leinbach	NA	1/1/03 – 12/31/05	161,292	322,583	645,166
Challis M. Lowe	NA	1/1/03 – 12/31/05	138,259	276,518	553,036
Vicki A. O’Meara	NA	1/1/03 – 12/31/05	151,759	303,518	607,036
Anthony G. Tegnelia	NA	1/1/03 – 12/31/05	113,820	227,639	455,278

[1]	Amounts earned vest on June 30, 2006 (50%) and June 30, 2007 (balance), the sixth and eighteenth month anniversaries of the end of the three-year LTIP cycle.
[2]	Amounts represent a range of potential payouts over the three-year LTIP cycle. Each LTIP cycle is comprised of three consecutive years with a performance measure and range of potential payouts for each year. Amounts earned under the LTIP in each plan year are deposited into an account for each named executive officer annually. Achievement of the performance target or failure to achieve the performance target in one plan year will not affect compensation in any other plan year.

PENSION BENEFITS

The Company maintains the Ryder System, Inc. Retirement Plan (the “Retirement Plan”) for regular full-time employees other than those who are covered by plans administered by labor unions and certain other non-exempt employees. Benefits payable under the Retirement Plan are based on an employee’s career earnings with the Company and its subsidiaries. At customary retirement age of sixty-five (65), a participant is entitled to a monthly pension benefit payable for life. The annual pension benefit, when paid in the form of a life annuity with no survivor’s benefits, is generally equal to the sum of 1.45 percent of the first $15,600 of total compensation received during the calendar year, plus 1.85 percent of the portion of such total compensation received during the calendar year in excess of $15,600, during each such year while a Retirement Plan member. Accrued benefits under the Retirement Plan have been improved from time to time.

Retirement Plan benefits vest at the earlier of the completion of five (5) years of credited service or upon reaching age sixty-five (65), provided, however, that in the event of a change of control of the Company, all participants will be fully vested and the term “accrued benefit” will include the value of early retirement benefits for any participant age forty-five (45) or older or with ten (10) or more years of service. These benefits are not subject to any reduction for Social Security benefits or other offset amounts. An employee’s pension benefits may be paid in certain alternative forms having actuarially equivalent values.

The maximum annual benefit under a qualified pension plan is currently $160,000 beginning at the Social Security retirement age. The maximum compensation and bonus that may be taken into account in determining annual retirement accruals is currently $200,000. The Company also maintains a non-qualified, unfunded benefit plan, called the Benefit Restoration Plan (the “Restoration Plan”), which covers those participants of the Retirement Plan whose benefits are reduced by the Internal Revenue Code or other United States laws. A participant in the Restoration Plan is entitled to a benefit equaling the difference between the amount of benefits the participant is entitled to without reduction and the amount of benefits the participant is entitled to after the reductions.

The following table sets forth annual pension benefit projections assuming each named executive officer remains continuously employed by the Company at current compensation levels until retirement at the normal retirement date or age.

Estimated Annual Benefits at Retirement1

(in the form of a single life annuity)

Gregory T. Swienton	$345,980
Tracy A. Leinbach	$391,047
Challis M. Lowe	$119,978
Vicki A. O’Meara	$337,607
Anthony G. Tegnelia	$229,600

[1]	These amounts include benefits under the Retirement Plan and the Restoration Plan combined.

Until December 31, 2003, the Company maintained a Split Dollar Life Insurance Plan for the benefit of certain named executive officers. The Plan provided participants with additional life insurance. The Company paid all costs equal to the premiums on the life insurance acquired prior to retirement. The Company analyzed the impact of certain provisions of the Sarbanes-Oxley Act on its Split Dollar Life Insurance Plan and, as a result, terminated the Plan effective December 31, 2003. No premium payments were made under the Plan with respect to the named executive officers during fiscal year 2003.

PERFORMANCE GRAPH

The following graph compares the performance of the Company’s common stock with the performance of the Standard & Poor’s 500 Composite Stock Index and the Dow Jones Transportation Index for a five year period, by measuring the changes in common stock prices from December 31, 1998.

	1998	1999	2000	2001	2002	2003

Ryder System, Inc.	$100.00	$96.35	$67.68	$95.26	$98.52	$151.59
S&P 500 Index	$100.00	$121.04	$110.03	$99.75	$77.25	$96.20
Dow Jones Transportation 20 Index	$100.00	$95.47	$95.83	$89.12	$79.50	$102.04

The performance graph assumes that $100 was invested on December 31, 1998, in each of the Company’s common stock, the Standard & Poor’s 500 Composite Stock Price Index and the Dow Jones Transportation Index, and that all dividends were reinvested. Past performance is not necessarily an indicator of future results.

APPENDIX A

RYDER SYSTEM, INC.

AUDIT COMMITTEE CHARTER

Purposes

The purposes of the Audit Committee of the Board of Directors of Ryder System, Inc. are to (a) assist the Board of Directors in fulfilling the Board of Directors’ oversight responsibilities with respect to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and the Company’s internal audit function; and (b) prepare the Committee’s report, made pursuant to the Securities Exchange Act of 1934, to be included in the Company’s annual proxy statement.

Composition of the Committee

Number. The Committee shall consist of no fewer than three members.

Qualifications. Each Committee member shall have all of the following qualifications:

1) Each Committee member shall meet the independence criteria of (a) the rules of the New York Stock Exchange, Inc. (NYSE), as such requirements are interpreted by the Board of Directors in its business judgment, and (b) Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the Securities and Exchange Commission (SEC), including Rule 10A-3 of the Exchange Act, and the NYSE.

2) Each Committee member shall be financially literate or shall become financially literate within a reasonable period of time after his or her appointment to the Committee. Additionally, at least one member of the Committee shall have accounting or related financial management expertise sufficient to meet the criteria of a financial expert within the meaning of Section 407 of the Sarbanes-Oxley Act and any rules promulgated thereunder by the SEC. The Board of Directors shall determine, in its business judgment and upon the recommendation of the Corporate Governance and Nominating Committee, whether a member is financially literate and whether at least one member has the requisite accounting or financial management expertise and meets the financial expert criteria of Section 407 of the Sarbanes-Oxley Act and any rules promulgated thereunder by the SEC. The designation or identification of a person as an audit committee financial expert shall not (a) impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Committee and the Board of Directors in the absence of such designation or identification, or (b) affect the duties, obligations or liability of any other member of the Committee or the Board of Directors.

3) Each Committee member shall receive as compensation from the Company only those forms of compensation as are not prohibited by Section 301 of the Sarbanes-Oxley Act and the rules and listing requirements promulgated thereunder by the SEC and the NYSE.

4) If a Committee member simultaneously serves on the audit committee of more than three public companies (including the Company) the Board of Directors must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. The Company shall disclose any such determination in its annual proxy statement.

Appointment. The Board of Directors will appoint the members and the Chairman of the Committee based on recommendations made by the Company’s Corporate Governance and Nominating Committee. Committee members shall serve at the pleasure of the Board of Directors and for such term or terms as the Board of Directors may determine.

Duties and Responsibilities of the Committee

The Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s interim financial statements.

The Committee is directly responsible for the appointment, termination, compensation, retention, evaluation and oversight of the work of the Company’s independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

In addition, the Committee shall have the following responsibilities:

Responsibilities Relating to the Independent Auditors

1) Sole authority to retain and terminate the Company’s independent auditors (subject to applicable shareholder ratification), approve all audit engagement fees, terms and services, and approve any non-audit engagements with the independent auditors (consistent with Sections 201, 202 and 301 of the Sarbanes-Oxley Act and the rules and listing standards promulgated thereunder by the SEC and the NYSE).

2) At least annually, obtain and review a report by the independent auditors relating to (a) the audit firm’s quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, (c) any material issues raised by any inquiry or investigation of the firm by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the auditors, and (d) any steps taken to deal with any such issues.

3) At least annually, review and discuss the information provided by management and the auditors relating to the independence of the audit firm including a report by the auditors setting forth all relationships between the auditors and the Company. In connection with the Committee’s evaluation of the auditors’ independence, the Committee shall also review and evaluate the lead partner of the independent auditors and take such steps as may be required by law with respect to the identification and regular rotation of the audit partners serving on the Company’s audit engagement team.

4) Set hiring policies for employees or former employees of the independent auditors including the restrictions set forth in Section 206 of the Sarbanes-Oxley Act and any rules promulgated thereunder by the SEC.

5) Review and discuss the audit plan with the independent auditors.

6) Review and discuss the conduct of the audit with the independent auditors including any audit problems or difficulties, management’s response to such difficulties and the matters required to be discussed by Statement on Auditing Standards No. 61.

7) Resolve disagreements between management and the independent auditors regarding financial reporting.

8) Review and discuss with the independent auditors (a) the report of their annual audit, or proposed report of their annual audit, (b) the accompanying management letter, if any, (c) the reports of their reviews of the Company’s interim financial statements conducted in accordance with Statement on Auditing Standards No. 71, and (d) the reports of the results of such other examinations outside of the course of the independent auditors’ normal audit procedures that the independent auditors may from time to time undertake. The foregoing shall include the reports required by Section 204 of the Sarbanes-Oxley Act and any rules promulgated thereunder by the SEC.

9) Obtain assurance from the independent auditors that in the course of conducting the audit, there have been no acts detected or that have otherwise come to the attention of the audit firm that require disclosure to the Committee under Section 10A(b) of the Exchange Act (regarding illegal acts detected by the audit firm in the course of conducting its audit).

Responsibilities Related to Financial Statements and Public Reporting

10) Review and discuss with appropriate officers of the Company and the independent auditors the annual audited and quarterly financial statements of the Company, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the disclosures regarding internal controls and other matters required by Sections 302 and 404 of the Sarbanes-Oxley Act and any rules promulgated thereunder by the SEC.

11) Review and discuss earnings and other financial press releases including earnings guidance provided to analysts and rating agencies.

12) Review and discuss all periodic reports (Forms 10-K and 10-Q) filed by the Company with the SEC.

Responsibilities Related to Internal Audit

13) Review and discuss the plans for and the scope of internal audit activities and the examinations and results thereof.

14) Review, and periodically meet separately with the senior internal auditing executive and other appropriate officers of the Company and the independent auditors to discuss, the adequacy of the Company’s internal accounting controls, the Company’s financial, auditing and accounting organizations and personnel, and the Company’s policies and compliance procedures with respect to business practices (which shall include the disclosures regarding internal controls and matters required by Sections 302 and 404 of the Sarbanes-Oxley Act and any rules promulgated thereunder by the SEC).

Other Responsibilities

15) Discuss and obtain reports from management regarding the Company’s conformity with applicable legal requirements, compliance policies and Principles of Business Conduct.

16) Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters as required by Section 301 of the Sarbanes-Oxley Act and the rules and listing requirements promulgated thereunder by the SEC and the NYSE.

17) Review and discuss such other matters that relate to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

18) Review and discuss the Company’s policies with respect to risk assessment and risk management.

19) Report its activities regularly to the Board of Directors in such manner and at such times as the Committee and the Board of Directors deem appropriate. Such report shall include the Committee’s conclusions with respect to its assessment of the performance and independence of the independent auditors.

20) Perform those functions which may be required under Rule 205 of the Rules of Practice of the SEC (Standards of Professional Conduct for Attorneys Appearing and Practicing Before the Commission) which may include (i) receiving reports of material violations governed by such rule from attorneys representing the Company (including in-house counsel), (ii) making of inquiries and investigations in response to such reports, (iii) recommending that the Company take such remedial action as the Committee shall deem necessary or appropriate, and (iv) providing such notifications to the SEC as may be permitted or required by law.

Meetings of the Committee

The Committee shall in person or telephonically at least four times per year, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Chair of the Committee shall, in consultation with the other members of the Committee, the Company’s independent auditors and the appropriate officers of the Company, be responsible for calling meetings of the Committee, establishing agenda therefor and supervising the conduct thereof. The Committee may also take any action permitted hereunder by unanimous written consent.

The Committee may request any officer or employee of the Company or the Company’s outside legal counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall meet with the Company’s management, the internal auditors and the independent auditors periodically in separate private sessions to discuss any matter that the Committee, management, the independent auditors or such other persons believe should be discussed privately.

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its responsibilities as required by law, including the authority to engage independent counsel and other advisors as the Committee deems necessary to carry out its duties. The Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company.

The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation (i) to the Company’s independent auditors engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, and (ii) to independent counsel or any other advisors employed by the Committee.

Audit Committee Report

The Committee will prepare, with the assistance of management, the independent auditors and outside legal counsel, the Audit Committee Report.

Periodic Review of Charter

The Committee will conduct and review with the Board of Directors periodically an evaluation of this Charter and recommend any changes to the Board of Directors. The Committee may conduct this charter evaluation in such manner as the Committee, in its business judgment, deems appropriate.

Periodic Performance Evaluation

On an annual basis, the Committee will conduct and review with the Board of Directors an evaluation of the Committee’s performance with respect to the requirements of this Charter. The Committee may conduct this performance evaluation in such manner as the Committee, in its business judgment, deems appropriate.

Adopted: December 18, 2003

Ryder System, Inc. 3600 N.W. 82nd Avenue
Miami, Florida 33166
www.ryder.com

[MAP AND DIRECTIONS]

PROXY

RYDER SYSTEM, INC.

ANNUAL MEETING — MAY 7, 2004

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Gregory T. Swienton, Tracy A. Leinbach and Vicki A. O’Meara, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned on all matters to come before the meeting and to vote as designated below, all the shares of common stock of RYDER SYSTEM, INC., held of record by the undersigned on March 12, 2004, during or at any adjournment of the Annual Meeting of Shareholders to be held at 11:00 a.m., EDT at the Hilton Miami Airport and Towers, 5101 Blue Lagoon Drive, Miami, Florida 33126 on Friday, May 7, 2004.

COMMENTS or CHANGE OF ADDRESS

(IF YOU HAVE WRITTEN ON THE ABOVE SPACE,
PLEASE MARK THE CORRESPONDING BOX ON
THE REVERSE OF THIS CARD.)

ON THE REVERSE SIDE OF THIS CARD YOU MAY SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES OR SIMPLY SIGN AND RETURN THIS CARD TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. UNLESS YOU VOTE BY TELEPHONE OR INTERNET, YOU MUST SIGN THIS CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT THE PROXY COMMITTEE MAY VOTE YOUR SHARES.

CONTINUED AND TO BE SIGNED ON
REVERSE SIDE

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

VOTER CONTROL NUMBER

VOTE BY INTERNET		VOTE BY TELEPHONE
Log on to the Internet and go to http://www.eproxyvote.com/r	OR	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

THIS IS YOUR PROXY.   YOUR VOTE IS IMPORTANT

Regardless of whether or not you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the Meeting by promptly returning your proxy (attached below) in the enclosed envelope. Thank you for your attention to this important matter.

     If you vote over the Internet or by telephone, please do not mail your card.

☒  PLEASE MARK VOTES AS IN THIS EXAMPLE.

The Board of Directors recommends a vote “FOR” Proposals 1 and 2.

This Proxy Card will be voted “FOR” Proposals 1 and 2 if no choice is selected.

1.	ELECTION OF DIRECTORS.	2. Ratification of KPMG LLP as auditors.
NOMINEES: (01) John M. Berra for a term of office expiring at the
2006 Annual Meeting; (02) David I. Fuente, (03) Eugene A. Renna,
(04) Abbie J. Smith and (05) Christine A. Varney for a term of office expiring at the 2007 Annual Meeting.

	FOR	WITHHELD	FOR	AGAINST	ABSTAIN
	☐	☐	☐	☐	☐

☐	For all nominees except as noted above

If you want to vote in accordance with the recommendations of the Board of Directors, simply sign below and return this card.

Change of Address/Comments On Reverse Side  ☐

     I hereby authorize the proxy committee, in their discretion, to vote for an alternate director nominee if any nominee listed herein is unavailable, and to use their discretion to vote on any other matters that may be properly presented before the Annual Meeting and at any adjournment of the Annual Meeting.

     Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please note such title.

Signature	Date	Signature	Date